           Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" and to the use of our report dated March 21, 2006 with respect to the financial statements of John Hancock Life Insurance Company of New York (formerly known as Manufacturer's Life Insurance Company of New York), which are contained in the Statement of Additional Information in Post-Effective Amendment No. 1 in the Registration Statement (Form N-6 No. 333-127543) and related Prospectus of John Hancock Life Insurance Company of New York Separate Account B (formerly known as Manufacturer's Life Insurance Company of New York Separate Account B).

                                                   /s/ Ernst & Young LLP

Boston, Massachusetts
April 25, 2006

                       CONSENT OF INDEPENDENT REGISTERED
                            PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" and to the use of our reports dated March 24, 2006 with respect to the financial statements of John Hancock Life Insurance Company of NY Separate Account B [formerly Manufacturers Life Insurance Company of NY Separate Account B], which are contained in the Statement of Additional Information in Post-Effective Amendment No. 1 in the Registration Statement [Form N-6 No. 333-127543] and related Prospectus of John Hancock Life Insurance Company of NY Separate Account B [formerly Manufacturers Life Insurance Company of NY Separate Account B].

Toronto, Canada,                                   /s/ Ernst & Young LLP
April 25, 2006.                                    Chartered Accountants